Exhibit 23.1






                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of DQE, Inc. on Form S-8 of our report dated January 26, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of DQE, Inc. for the year ended December 31, 1998.


/s/  Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
December 14, 1999